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                               Baldwin & Lyons, Inc. & Subsidiaries

                              Form 10-K  Year Ended December 31, 1998

                                             EXHIBIT 11

                                 COMPUTATION OF PER SHARE EARNINGS


                                                -------------------------------------------
                                                           Year Ended December 31
                                                -------------------------------------------
                                                     1998           1997           1996
                                                 -----------    -----------    -----------
Basic:
  Average number of Class A and
   Class B shares outstanding                     13,719,728     13,776,881     14,183,922
                                                 ===========    ===========    ===========


  Net income                                     $16,894,697    $24,445,682    $21,692,242
                                                 ===========    ===========    ===========

  Per Share Amount                                    $ 1.23         $ 1.77         $ 1.53
                                                 ===========    ===========    ===========


Diluted:
  Average number of Class A and
   Class B shares outstanding                     13,719,728     13,776,881     14,183,922

  Dilutive stock options--based on
    treasury stock method using higher
    of average or year end market prices             146,448        192,371        190,702
                                                 -----------    -----------    -----------
                                    TOTALS        13,866,176     13,969,252     14,374,624
                                                 ===========    ===========    ===========

  Net income                                     $16,894,697    $24,445,682    $21,692,242
                                                 ===========    ===========    ===========

  Per Share Amount                                    $ 1.22         $ 1.75         $ 1.51
                                                 ===========    ===========    ===========

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